NEWS RELEASE
Arlo Reports First Quarter 2025 Results

Record subscriptions and services revenue of $68.8 million, growing 21.4% year over year

Annual recurring revenue (ARR) ended at $276.4 million, growing 21.8% year over year (1)

Record GAAP subscriptions and services gross margin of 82.2%; record non-GAAP subscriptions and services gross margin of 83.1%

GAAP net loss per share of $(0.01) and record non-GAAP net income per share (EPS) of $0.15

Record Free cash flow (FCF) of $28.1 million with FCF margin of 23.6%(2)

Carlsbad, California – May 8, 2025 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the first quarter ended March 30, 2025.

“Leveraging the operational momentum generated in 2024, Arlo again delivered outstanding results this quarter, highlighted by free cash flow margin of 23.6% and record level of non-GAAP EPS. The foundation of our financial results is the strong and consistent growth of our subscriptions business, which generated ARR of $276.4 million, up 21.8% from last year. Our subscriptions and services revenue grew more than 20% and drove a record non-GAAP subscriptions and services gross margin of 83.1%, which represents a phenomenal increase of 640 basis points year over year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our strong profitability enables us to execute on our capital allocation plan, buying back $15 million of our common stock while making a strategic investment in a key partner and still adding to our cash balance. And we are set up well for a successful second half with a rollout of an entirely updated product line this year, coupled with our award-winning, AI-powered SaaS platform which will expand our competitive differentiation as we progress towards our new long-range targets.”

Financial Highlights

•Subscriptions and services revenue of $68.8 million, an increase of 21.4% year over year and accounting for 57.8% of total revenues.
•Ended the quarter with ARR(1) of $276.4 million, growing 21.8% year over year.
•Record GAAP subscriptions and services gross margin of 82.2% and record non-GAAP subscriptions and services gross margin of 83.1%; both up over 600 basis points year over year.
•GAAP gross margin of 44.3% and non-GAAP gross margin of 45.5%; both up over 600 basis points year over year.
•Adjusted EBITDA(3) of $16.4 million, up 76.1% year over year, with adjusted EBITDA margin of 13.8%.
•GAAP net loss per share of $(0.01) and record non-GAAP net income per share of $0.15.
•Cumulative paid accounts increased to 4.9 million, growing 51.4% year over year.
•Free cash flow of $28.1 million, up 44.6% year over year with FCF margin of 23.6%.
•Ended with cash and cash equivalents and short-term investments balance of $153.1 million, up $10.2 million year over year.

Business Highlights

•Announced the launch of Arlo Secure 6.0, with several new AI-powered innovations including advanced audio (dog bark, glass break, etc.) and video detection (fire) that will begin to rollout to customers later this month.
•Capital allocation program included the execution of our share buyback program purchasing $15.2 million of common stock and an investment in Origin Wireless of $12.5 million.
•Announced that Arlo’s smart security subscription services business has surpassed 5 million paid accounts, a milestone that solidifies our position as a market leader in DIY security.

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
	(In thousands, except percentage and per share data)
Revenue	$119,066	$121,572	$124,200
GAAP gross margin	44.3%	36.9%	38.1%
Non-GAAP gross margin (3)	45.5%	37.5%	39.4%
GAAP net loss per share - basic	$(0.01)	$(0.05)	$(0.10)
Non-GAAP net income per share - diluted (3)	$0.15	$0.10	$0.09
_________________________
(1)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue multiplied by the number of subscription accounts at the end of the reporting period.

(2)    FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

(3)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

Second Quarter 2025 Business Outlook (4) (5)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended June 29, 2025
	Revenue	Net income (loss) per share - basic and diluted
(In millions, except per share data)
GAAP	$119 - $129	$(0.05) - $0.01
Estimated adjustment for stock-based compensation and other expense	—	$0.16
Non-GAAP	$119 - $129	$0.11 - $0.17
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

(5) The current global tariff environment is uncertain. For products manufactured outside the U.S., tariffs increase the cost of our products and could impact our sales and reduce our profitability. See section entitled “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.”

Investor Conference Call / Webcast Details

Arlo will review the first quarter 2025 results and discuss management’s expectations for the second quarter 2025 today, Thursday, May 8, 2025 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 470-1428. The international dial-in number for the live audio call is (404) 975-4839. The conference ID for the call is 368397. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2025 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, adjusted EBITDA and adjusted EBITDA margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth, including with respect to our long-range plan targets; expectations regarding recent strategic partnerships and investments, future updated product line and the ability of our AI-powered product portfolio to expand our differentiation over our competitors; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

The recent announcements of substantial new U.S. and international tariffs have created a dynamic and unpredictable trade landscape, which is adversely impacting, and may continue to adversely impact, our business. Current or future tariffs or other retaliatory trade measures may raise the costs of raw materials or finished goods, which could negatively impact our suppliers ability to deliver materials or manufacture equipment for us and, therefore, delay or impede our product deliveries. Tariff-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners. Furthermore, ongoing uncertainty regarding trade disputes and other political tensions between the United States and other countries, particularly in Asia, may also exacerbate unfavorable macroeconomic conditions, which may negatively impact international customer demand for our products or services and may lead to increased preference for local competitors. While we continue to monitor these developments, the full impact of these risks remains uncertain, and any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations and financial condition.

Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, write-off of deferred financing costs, separation expenses, amortization of software development cost, depreciation expenses, litigation reserves, net, and the related tax effects. In addition, we use free cash flow as a non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business.

Beginning in the first quarter of 2025, we will no longer present non-GAAP operating income (loss) as our management no longer uses this metric for purposes of understanding and evaluating our operating performance.

These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units (RSU), performance-based restricted stock units, and shares under the employee stock purchase plan granted to employees, and the payroll taxes associated with stock-based compensation. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, write-off of deferred financing costs, separation expenses, amortization of software development cost, depreciation expenses, and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 30, 2025	December 31, 2024
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$84,009	$82,032
Short-term investments	69,097	69,419
Accounts receivable, net	46,054	57,332
Inventories	34,559	40,633
Prepaid expenses and other current assets	12,629	13,190
Total current assets	246,348	262,606
Property and equipment, net	7,194	4,765
Operating lease right-of-use assets, net	14,836	15,698
Goodwill	11,038	11,038
Long-term investment	12,500	—
Other non-current assets	4,655	4,293
Total assets	$296,571	$298,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,244	$63,784
Deferred revenue	42,751	27,248
Accrued liabilities	81,367	85,730
Total current liabilities	173,362	176,762
Non-current operating lease liabilities	17,443	18,357
Other non-current liabilities	2,396	2,372
Total liabilities	193,201	197,491
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 103,304,904 at March 30, 2025 and 100,885,158 at December 31, 2024	103	101
Additional paid-in capital	502,062	498,739
Accumulated other comprehensive income	5	34
Accumulated deficit	(398,800)	(397,965)
Total stockholders’ equity	103,370	100,909
Total liabilities and stockholders’ equity	$296,571	$298,400

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
	(In thousands, except percentage and per share data)
Revenue:
Subscriptions and services	$68,849	$64,147	$56,707
Products	50,217	57,425	67,493
Total revenue	119,066	121,572	124,200
Cost of revenue:
Subscriptions and services	12,265	12,029	13,596
Products	54,074	64,689	63,224
Total cost of revenue	66,339	76,718	76,820
Gross profit	52,727	44,854	47,380
Gross margin	44.3%	36.9%	38.1%
Operating expenses:
Research and development	16,165	15,267	20,793
Sales and marketing	20,203	20,823	17,370
General and administrative	17,785	14,304	19,348
Other operating expense	25	488	479
Total operating expenses	54,178	50,882	57,990
Loss from operations	(1,451)	(6,028)	(10,610)
Operating margin	(1.2)%	(5.0)%	(8.5)%
Interest income, net	1,316	1,303	1,386
Other non-operating expense, net	(198)	(4)	(25)
Loss before income taxes	(333)	(4,729)	(9,249)
Provision for income taxes	502	132	395
Net loss	$(835)	$(4,861)	$(9,644)

Net loss per share:
Basic and Diluted	$(0.01)	$(0.05)	$(0.10)
Weighted average shares used to compute net loss per share:
Basic and Diluted	102,217	100,687	96,264

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
Cash flows from operating activities:
Net loss	$(835)	$(9,644)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	17,012	18,550
Depreciation and amortization	829	903
Allowance for credit losses and non-cash changes to reserves	416	(107)
Deferred income taxes	(155)	68
Discount accretion on investments and other	(657)	(792)
Changes in assets and liabilities:
Accounts receivable, net	11,287	8,978
Inventories	5,648	(6,275)
Prepaid expenses and other assets	354	(1,672)
Accounts payable	(14,983)	14,561
Deferred revenue	15,597	3,427
Accrued and other liabilities	(3,594)	(8,191)
Net cash provided by operating activities	30,919	19,806
Cash flows from investing activities:
Purchases of property and equipment	(2,803)	(356)
Purchases of short-term investments	(44,049)	(40,802)
Purchase of long-term investment	(12,500)	—
Proceeds from maturities of short-term investments	45,000	40,718
Net cash used in investing activities	(14,352)	(440)
Cash flows from financing activities:
Proceeds related to employee benefit plans	649	573
Repurchase of common stock	(15,239)	—
Restricted stock unit withholdings	—	(14,355)
Net cash used in financing activities	(14,590)	(13,782)
Net increase in cash, cash equivalents and restricted cash	1,977	5,584
Cash, cash equivalents and restricted cash, at beginning of period	82,032	60,653
Cash, cash equivalents and restricted cash, at end of period	$84,009	$66,237

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,164	$180

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
	(In thousands, except percentage data)
GAAP gross profit:
Subscriptions and services	$56,584	$52,118	$43,111
Products	(3,857)	(7,264)	4,269
Total GAAP gross profit	52,727	44,854	47,380
GAAP gross margin:
Subscriptions and services	82.2%	81.2%	76.0%
Products	(7.7)%	(12.6)%	6.3%
Total GAAP gross margin	44.3%	36.9%	38.1%
Stock-based compensation expense - Subscriptions and services cost	361	(19)	257
Stock-based compensation expense - Products cost	756	426	1,114
Amortization of software development cost	272	290	151
Non-GAAP gross profit:
Subscriptions and services	57,217	52,389	43,519
Products	(3,101)	(6,838)	5,383
Total Non-GAAP gross profit	$54,116	$45,551	$48,902
Non-GAAP gross margin:
Subscriptions and services	83.1%	81.7%	76.7%
Products	(6.2)%	(11.9)%	8.0%
Total Non-GAAP gross margin	45.5%	37.5%	39.4%

GAAP net loss	$(835)	$(4,861)	$(9,644)
Stock-based compensation expense	17,012	14,498	18,550
Depreciation and amortization	829	807	903
Other operating expense	25	488	479
Interest income, net	(1,316)	(1,303)	(1,386)
Other non-operating expense, net	198	4	25
Provision for income taxes	502	132	395
Adjusted EBITDA	$16,415	$9,765	$9,322
Adjusted EBITDA margin	13.8%	8.0%	7.5%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 30, 2025	December 31, 2024	March 31, 2024
	(In thousands, except percentage and per share data)
GAAP net loss	$(835)	$(4,861)	$(9,644)
Stock-based compensation expense	17,012	14,498	18,550
Others	297	778	630
Non-GAAP net income	$16,474	$10,415	$9,536

GAAP net loss per share - basic	$(0.01)	$(0.05)	$(0.10)
Stock-based compensation expense	0.16	0.15	0.18
Others	—	—	0.01
Non-GAAP net income per share - diluted	$0.15	$0.10	$0.09

Shares used in computing GAAP net loss - basic	102,217	100,687	96,264
Shares used in computing non-GAAP net income - diluted	108,285	107,125	103,803

Free cash flow:
Net cash provided by operating activities	$30,919	$6,671	$19,806
Less: purchases of property and equipment	(2,803)	(1,076)	(356)
Free cash flow (1)	$28,116	$5,595	$19,450
Free cash flow margin (1)	23.6%	4.6%	15.7%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	As of and for the three months ended
	March 30, 2025	December 31, 2024	September 29, 2024	June 30, 2024	March 31, 2024
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$153,106	$151,451	$146,574	$144,005	$142,863

Accounts receivable, net	$46,054	$57,332	$68,567	$61,746	$56,496
Days sales outstanding	34	44	45	44	41

Inventories	$34,559	$40,633	$51,975	$45,227	$44,676
Inventory turns	6.3	6.4	5.8	5.8	5.7

Weeks of channel inventory:
U.S. retail channel	12.8	7.7	14.2	14.8	12.9
U.S. distribution channel	12.6	9.4	7.1	12.5	11.4
APAC distribution channel	8.4	8.5	7.5	3.9	6.4

Deferred revenue (current and non-current)	$43,177	$27,551	$24,827	$23,695	$21,540

Cumulative registered accounts (1)	10,930	10,823	10,383	9,987	9,173
Cumulative paid accounts (2)	4,897	4,599	4,235	3,980	3,235
Annual recurring revenue (ARR) (3)	$276,357	$257,332	$241,572	$234,981	$226,968

Headcount	369	360	355	362	373
Non-GAAP diluted shares	108,285	107,125	107,294	106,127	103,803
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    ARR represents and is defined as the annualized paid subscription and service revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscription and service revenue multiplied by the number of subscription accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY

	Three Months Ended
	March 30, 2025		December 31, 2024		March 31, 2024
	(In thousands, except percentage data)
Americas	$70,097	58.9%	$70,309	57.8%	$57,169	46.0%
EMEA	42,895	36.0%	44,841	36.9%	61,380	49.4%
APAC	6,074	5.1%	6,422	5.3%	5,651	4.6%
Total	$119,066	100.0%	$121,572	100.0%	$124,200	100.0%